UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2005 (November 7, 2005)

THE CYBER GROUP NETWORK CORPORATION

(Exact name of registrant as specified in Charter)

Nevada	000-28153	33-0901534
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Post Office Box 948264, Maitland, FL 32794-8264

(Address of Principal Executive Offices)

(407) 645-4433

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

Item 1.01 Entry into a Material Definitive Agreement.

As more fully described in Item 2.01 below, on September 20, 2005, The Cyber Group Network Corporation (the “Registrant” or “CGPN”) executed a Share Exchange Agreement (“Exchange Agreement”) by and among R. Scott Cramer, Steve Lowe, David Wassung (all hereinafter collectively referred to as the “CGPN Shareholders”) and the Registrant on the one hand, and Skystar Bio-Pharmaceutical (Cayman) Holdings Co., Ltd., a Cayman Island Company (“Skystar”), and the shareholders of 100% of Skystar’s common stock (the “Skystar Shareholders”), on the other hand. Under the Exchange Agreement, on the Closing Date, the Registrant will issue shares of the Registrant’s Series B Preferred Stock (the “CGPN Shares”) to the Skystar Shareholders in exchange for 100% of the common stock of Skystar. The CGPN Shares issued shall be convertible, in the aggregate, into a number of shares of the Registrant’s common stock that would equal 89.5% of the outstanding shares of the Registrant’s common stock, if the shares were to be converted on the Closing Date. In addition, on the Closing Date, Skystar will pay the Registrant an amount equal to $120,000, which shall be used to pay liabilities of the Registrant. On November 6, 2005 the parties to the Share Exchange Agreement entered into a Third Amendment to the Exchange Agreement whereby Skystar will hold CGPN Shareholders harmless for any payment of up to US$50,000 made by CGPN in connection with the settlement of any claims (“Claims”) and up to US$10,000 in attorney’s fees incurred in defense of any such Claims. Any amount paid by CGPN in excess of US$50,000 plus US$10,000 in attorney’s fees incurred in connection with the Claims shall be the responsibility of the CGPN Shareholders and shall be paid in cash within 30 days after written notification is delivered to CGPN Shareholders.

The closing of this transaction (the “Closing”) occurred on November 7, 2005 (the “Closing Date”).

Item 2.01 Acquisition or Disposition of Assets

On September 20, 2005, The Cyber Group Network Corporation (the “Registrant” or “CGPN”) executed a Share Exchange Agreement (“Exchange Agreement”) by and among R. Scott Cramer, Steve Lowe, David Wassung (all hereinafter collectively referred to as the “CGPN Shareholders”) and the Registrant on the one hand, and Skystar Bio-Pharmaceutical (Cayman) Holdings Co., Ltd., a Cayman Island Company (“Skystar”), and the shareholders of 100% of Skystar’s common stock (the “Skystar Shareholders”), on the other hand. Under the Exchange Agreement, on the Closing Date, the Registrant will issue shares of the Registrant’s Series B Preferred Stock (the “CGPN Shares”) to the Skystar Shareholders in exchange for 100% of the common stock of Skystar. The CGPN Shares issued shall be convertible, in the aggregate, into a number of shares of the Registrant’s common stock that would equal 89.5% of the outstanding shares of the Registrant’s common stock, if the shares were to be converted on the Closing Date. In addition, on the Closing Date, Skystar will pay the Registrant an amount equal to $120,000, which shall be used to pay liabilities of the Registrant.

The parties’ completion of the transactions contemplated under the Exchange Agreement (the “Closing”) were subject to the satisfaction of certain contingencies including, without limitation, Skystar's delivery of contracts or a series of related contracts with Xian Tianxing Bio-Pharmaceutical Co., Ltd., a Chinese Company, to the Registrant, and also the Registrant’s delivery to Skystar of a release without prejudice from any claims against CGPN, whether actual or contingent, that is satisfactory to Skystar legal counsel, at his sole discretion. The directors of the Registrant and the CGPN Shareholders have approved the Exchange Agreement and the transactions contemplated thereunder. Skystar’s directors and the Skystar Shareholders have approved the Exchange Agreement and the transactions contemplated thereunder (the “Exchange Transaction”). On November 6, 2005 the parties to the Share Exchange Agreement entered into a Third Amendment to the Exchange Agreement whereby Skystar will hold CGPN Shareholders harmless for any payment of up to US$50,000 made by CGPN in connection with the settlement of any claims (“Claims”) and up to US$10,000 in attorney’s fees incurred in defense of any such Claims. Any amount paid by CGPN in excess of US$50,000 plus US$10,000 in attorney’s fees incurred in connection with the Claims shall be the responsibility of the CGPN Shareholders and shall be paid in cash within 30 days after written notification is delivered to CGPN Shareholders.

The closing of this transaction (the “Closing”) occurred on November 7, 2005 (the “Closing Date”).

Prior to the transaction, the Registrant was a development stage computer security company that developed and marketed its computer security hardware and software devices. The Registrant was in the process of developing two products, computer security software and a computer hardware device for tracking missing or stolen computers. However, in the past two years, both the development of the hardware product and the sales of the software product generated minimal revenue for the Registrant. From and after the Closing Date, the Registrant’s primary operations will now consist of the operations of Skystar.

In this report, when we use phrases such as "we," "our," "company," "us," we are referring to Cyber Group Network Corporation, Skystar and Xian Tianxing Bio-Pharmaceutical Co., Ltd, as a combined entity.

DESCRIPTION OF BUSINESS

Skystar was incorporated under the laws of the Cayman Islands on January 24, 2005. The People's Republic of China (PRC),  PRC law currently have limits on foreign ownership of certain companies. To comply with these foreign ownership restrictions, we operate our bio-pharmaceutical business in China through Xian Tianxing Bio-Pharmaceutical Co., Ltd., a PRC joint stock company. Xian Tianxing holds the licenses and approvals necessary to operate our bio-pharmaceutical business in China. We have contractual arrangements with Xian Tianxing and its shareholders pursuant to which we provide technology consulting and other general business operation services to Xian Tianxing. Through these contractual arrangements, we also have the ability to substantially influence Xian Tianxing’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval. As a result of these contractual arrangements, which enable us to control Xian Tianxing, we are considered the primary beneficiary of Xian Tianxing. Accordingly, we consolidate Xian Tianxing’s results, assets and liabilities in our financial statements. For a description of these contractual arrangements, see “Contractual Arrangements with Xian Tianxing and its Shareholders.”

CONTRACTUAL ARRANGEMENTS WITH XIAN TIANXING AND ITS SHAREHOLDERS

Our relationships with Xian Tianxing and its shareholders are governed by a series of contractual arrangements. Under PRC laws, each of Skystar and Xian Tianxing is an independent legal person and neither of them is exposed to liabilities incurred by the other party. Other than pursuant to the contractual arrangements between Skystar and Xian Tianxing, Xian Tianxing does not transfer any other funds generated from its operations to Skystar. On October 28, 2005, we entered into the following contractual arrangements:

Consulting Services Agreement. Pursuant to the exclusive consulting services agreement between Skystar and Xian Tianxing, Skystar has the exclusive right to provide to Xian Tianxing general bio-pharmaceutical business operations services as well as consulting services related to the technological research, development, design and manufacturing of bio-pharmaceutical products (the “Services”). Skystar also seconds employees to Xian Tianxing for whom Xian Tianxing bears the costs and expenses. Under this agreement, Skystar owns the intellectual property rights developed or discovered through research and development providing the Services for Xian Tianxing. Xian Tianxing pays a quarterly consulting service fees in Renminbi (“RMB”) to Skystar that is equal to all of Xian Tianxing’s revenue for such quarter.

Operating Agreement. Pursuant to the operating agreement among Skystar, Xian Tianxing and the shareholders of Xian Tianxing who collectively hold the majority of the outstanding shares of Xian Tianxing (collectively “Xian’s Majority Shareholders”), Skystar provides guidance and instructions on Xian Tianxing’s daily operations, financial management and employment issues. The shareholders of Xian Tianxing must designate the candidates recommended by Skystar as their representatives on Xian Tianxing’s board of directors. Skystar has the right to appoint senior executives of Xian Tianxing. In addition, Skystar agrees to guarantee Xian Tianxing’s performance under any agreements or arrangements relating to Xian Tianxing’s business arrangements with any third party. Xian Tianxing, in return, agrees to pledge its accounts receivable and all of its assets to Skystar. Moreover, Xian Tianxing agrees that without the prior consent of Skystar, Xian Tianxing will not engage in any transactions that could materially affect the assets, liabilities, rights or operations of Xian Tianxing, including, without limitation, incurrence or assumption of any indebtedness, sale or purchase of any assets or rights, incurrence of any encumbrance on any of its assets or intellectual property rights in favor of a third party or transfer of any agreements relating to its business operation to any third party. The term of this agreement is ten (10) years from October 28, 2005 and may be extended only upon Skystar’s written confirmation prior to the expiration of the this agreement, with the extended term to be mutually agreed upon by the parties.

Equity Pledge Agreement. Under the equity pledge agreement between the shareholders of Xian Tianxing and Skystar, the shareholders of Xian Tianxing pledged all of their equity interests in Xian Tianxing to Skystar to guarantee Xian Tianxing’s performance of its obligations under the technology consulting agreement. If Xian Tianxing or Xian’s Majority Shareholders breaches its respective contractual obligations, Skystar, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. The Xian Majority Shareholders also agreed that upon occurrence of any event of default, Skystar shall be granted an exclusive, irrevocable power of attorney to take actions in the place and stead of the Xian Shareholders to carry out the security provisions of the equity pledge agreement and take any action and execute any instrument that Skystar may deem necessary or advisable to accomplish the purposes of the equity pledge agreement. The shareholders of Xian Tianxing agreed not to dispose of the pledged equity interests or take any actions that would prejudice Skystar’s interest. The equity pledge agreement will expire two (2) years after Xian Tianxing obligations under the exclusive consulting services agreement have been fulfilled.

Option Agreement.  Under the option agreement between the shareholders of Xian Tianxing and Skystar, the shareholders of Xian Tianxing irrevocably granted Skystar or its designated person an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Xian Tianxing for the cost of the initial contributions to the registered capital or the minimum amount of consideration permitted by applicable PRC law. Skystar or its designated person has sole discretion to decide when to exercise the option, whether in part or in full. The term of this agreement is ten (10) years from October 28, 2005 and may be extended prior to its expiration by written agreement of the parties.

Proxy Agreement. Pursuant to the proxy agreement among Skystar, Xian’s Majority Shareholders, and Xian Tianxing, Xian’s Majority Shareholders agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Skystar. The parties entered into a proxy agreement where Xian’s Majority Shareholders have agreed to irrevocably grant a person to be designated by Skystar with the right to exercise Xian’s Majority Shareholders’ voting rights and their other rights including the attendance at and the voting of Xian’s Majority Shareholders’ shares at the shareholder’s meetings (or by written consent in lieu of meetings) in accordance with applicable laws and its Article of Association, including but not limited to the rights to sell or transfer all or any of his equity interests of the Company, and appoint and vote for the directors and Chairman as the authorized representative of the shareholders of Company. The term of this Proxy Agreement is ten (10) years from the October 28, 2005 and may be extended prior to its expiration by written agreement of the parties.

XIAN TIANXING BIO-PHARMACEUTICAL CO., LTD.

As discussed above, our operations are conducted through Xian Tianxing Bio-Pharmaceutical Co., Ltd. (hereafter “Xian Tianxing”) (formerly Xian Tianxing Science and Technology Development Co., Ltd.) is a joint stock company incorporated in Xi’an, China in July 1997. After eight (8) years of development, we have become a high-tech enterprise with registered capital of RMB 42,000,000, and are engaged in research, development, production, marketing and sales of bio-pharmaceutical and veterinary products. Our business divisions include a bio-pharmaceutical products division, a veterinary drugs division, a fodder or feed additive division, and a microorganism preparation division.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

Currently, we have four major lines of products:

1.	Our Bio-pharmaceutical veterinary vaccine line currently includes over 10 different products;

2.	Our Veterinary Medicine line for poultry and livestock currently includes over 40 products;

3.	Our Feed Additives line currently includes over 10 products; and

4.	Our Micro-organism products line currently includes over 10 products.

Among the Company’s prominent products is DLV chicken vaccine for prevention of avian coccidiosis disease. DLV chicken vaccine has won a number of accreditation and awards from PRC national authorities. It is safe, effective and easy to administer, and has proved to save costs by 60% as compared to using chemical medicines.

With ongoing research and development, management expects that the Company will continue to introduce new products to the market.

DISTRIBUTION METHODS OF THE PRODUCTS OR SERVICES AND OUR CUSTOMERS

The Company has a distribution network covering 27 provinces in the PRC. Currently, we have approximately two hundred and eighty (280) distribution agents throughout the PRC. The Company will continue to establish more representative offices and engage additional distribution agents in order to strengthen its distribution network.

We have also started to distribute our products in markets outside of the PRC. In particular, some of the Company’s bio-pharmaceutical products are now being exported to Vietnam and Taiwan.

The Company recognizes the importance of branding as well as packaging. All of our Company’s products bear a uniform brand but we also brand and package our products with specialized designs to differentiate the different categories of the Company’s products.

We conduct promotional marketing activities to publicize and enhance the Company’s image as well as to reinforce the recognition of the Company’s brand name include:

1.	publishing advertisements and articles in national as well as specialized and provincial newspapers, magazines, and in other media, including the Internet;

2.	participation in national meetings, seminars, symposiums, exhibitions for bio-pharmaceutical and other related industries;

3.	organizing cooperative promotional activities with distributors; and

4.	sending direct mail to major farms.

Our Company currently has over four hundred (400) customers, including over seventy (70) major direct customers in twenty seven (27) provinces in the PRC.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCT OR SERVICE

COMPETITION

We have three major competitors in the PRC: Jielin Bio-Tech Production Co., Ltd., Qilu Animal Health Production Co., Ltd., and Zhongmu Industrial Joint Stock Co., Ltd. These companies have more assets and have a larger market share. The Company is able to compete with these competitors because of its location in Northwest China, its unique products and its lower prices. Other than these three competitors, most of other competitors produce only one or two products. The Company produces a complete series of forage additive products and veterinary medicine products.

SOURCES AND AVAILABILITY OF RAW MATERIALS AND THE PRINCIPAL SUPPLIERS

Shanghai Yino Technology Development, Zhejiang Shenghua Baike BioTech Co., Ltd., Shan’xi Yongfeng Shuye Technology Co., Ltd., Shan’xi Guosi Packaging Co., Ltd., and Huxian Tianyuan Co., Ltd., supplied over fifty percent (50%) of the raw materials we used to manufacture our products. The Company designs, creates prototypes and manufactures its products at its manufacturing facilities located at Xi’an city, Shang’xi province, PRC. Our principal raw materials include Chinese herbs, such as Huoxiang, Huanglian, and Zhang Red Flowers. The prices for these raw materials are subject to market forces largely beyond our control, including energy costs, organic chemical feedstocks, market demand, and freight costs. The prices for these raw materials have varied significantly in the past and may vary significantly in the future.

PATENTS, TRADEMARKS, LICENSES, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS OR LABOR CONTRACTS

We rely on a combination of trademark, copyright and trade secret protection laws in China and other jurisdictions, as well as confidentiality procedures and contractual provisions to protect our intellectual property and our brand. We have one issued patented special technology in China, valid for 10 years and we intend to apply for more patents to protect our core technologies. We also enter into confidentiality, non-compete and invention assignment agreements with our employees and consultants and nondisclosure agreements with third parties. “Jiateng Jun” and “Star Pigeon” are our registered trademarks in the PRC.

Bio-pharmaceutical companies are at times involved in litigation based on allegations of infringement or other violations of intellectual property rights. Furthermore, the application of laws governing intellectual property rights in the PRC and abroad is uncertain and evolving and could involve substantial risks to us.

GOVERNMENT APPROVAL AND REGULATION OF THE COMPANY’S PRINCIPAL PRODUCTS OR SERVICES

Government approval is required for the production of bio-pharmaceutical products. The Chinese Ministry of Agriculture has granted the Company three government permits to produce the following products: Forage Additive Products, Additive and Mixed Forage Products and Veterinary Medicine Products. For the production of the veterinary medicine, there is a national standard known as the Good Manufacturing Practice (“GMP”) standard. A company must establish its facility according to GMP standards, including both the facility and the production process. After establishing such facility, the Company files an application to operate the facility with the Ministry of Agriculture of the PRC government, which then sends a team of specialists to conduct an on-site inspection of the facility. A company cannot start production at the facility until it receives approval from the Ministry of Agriculture to begin operations. The Company currently has obtained the requisite approval and licenses from the Ministry of Agriculture in order to operate our production facilities.

RESEARCH AND DEVELOPMENT

We place great emphasis on product research and development. In cooperation with Shanghai Poultry Verminosis and Institution and Shanxi Microbial Institute, the Company has established two research and development centers. Major projects currently being undertaken at these centers focus on the following:

1.
Development of new bio-pharmaceutical products for animal immunization by employing new technologies in microorganism and bacterium. We will be placing greater resources into the research and development of toxoid, mixed vaccines of toxoid and thalli, genetic vaccines and complex titanium vaccines, which we believe will gradually replace traditional chemical drugs and which will greatly impact the animal vaccination industry.

2.
Development of protein technology and enzyme mechanism. Introducing the technology in polypeptides, the Company is cooperating with relevant research institutes to develop new products to cure piglet diarrhea. The products will stimulate the release of growth hormones in piglets, improve their ability to produce antibody and excrete stomach acidity, enhance the activity of albumen enzyme and adjust the activity of T.B. cells, thereby improving their all-around disease-resistance ability. We expect these new products will greatly reduce the use of traditional chemical drugs and lead to more environmentally friendly livestock raising. These products are now in the interim stage of development. The Company is also developing complex enzyme preparations as new feed additives and aims to use anti-inflammatory enzyme, polyase, and cellulose to form the best combination that will effectively dissolve and cause the additive to be absorbed in the feed. This will greatly improve the absorption rate of the feed, thereby reducing the ratio of usage of feed versus meat, while concurrently reducing the incidence of disease in livestock and poultry. We believe that we will be able to introduce these complex enzyme mechanism products to the market by the end of 2005.

4.
Development of non-pathogenic micro-organisms. The Company is also developing non-pathogenic micro-organisms and, based upon current products of microbe preparations, lactobacillus, bacillus, bifid bacterium baceroid, and combined with the most appropriate oligosaccharide preparations to produce living bacterium which will be applied to cure gastrointestinal tract diseases resulting from the maladjustment of flora. Microorganism preparations will prove to be effective cure and prevention for livestock disease, and will greatly reduce the use of antibiotic and other drugs.

5.
Development of veterinary medicines for pets. We believe that the pet markets have been fast growing along with the growing economy in the PRC. We believe that this niche is being overlooked by local manufacturers. To take advantage of this opportunity, we have over 20 products of veterinary medicines for pets are in the course of development. The Company expects to start introducing these new products for the pet market in 2006.

In 2003, we spent approximately $50,000 or approximately 2.7% of the Company’s 2003 revenue, on research and development of various bio-pharmaceutical products. In 2004, the Company spent approximately $70,000 or approximately 1.5% of the Company’s 2004 revenue on research and development of products. For the first 6 months of 2005, the Company has spent approximately $70,000 research and development projects, which is approximately 2.4% of its revenue.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

In compliance with PRC environmental regulations, the Company spent approximately $10,000 in 2003, $15,000 in 2005, and approximately $30,000.00 for the first 6 months of 2005, mainly for the wastewater treatment in connection with our production facilities.

EMPLOYEES

In 2003, the Company had 66 employees, of which 62 worked as full time employees. In 2004, the Company had 136 employees, of which 130 worked as full time employees. Currently, the Company has 163 employees, 158 of which are full time employees.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

We were originally incorporated in Nevada under the name “Hollywood Entertainment Network, Inc.” (the "Company") on September 24, 1998 with a principal business objective to operate as an independent film company in the business of motion picture production and distribution. On May 23, 2000, we underwent a reverse merger and abandoned this enterprise to become a developer of computer security software and hardware and changed our name to The Cyber Group Network Corporation to reflect this change in business. On November 7, 2005, we acquired Skystar pursuant to the terms of the Exchange Agreement. This transaction was accounted for as a reverse merger (recapitalization) with Skystar deemed to be the accounting acquirer, and us as the legal acquirer. Accordingly, the historical financial information presented in future financial statements will be that of Skystar as adjusted to give effect to any difference in the par value of ours and Skystar’s stock with an offset to capital in excess of par value. The basis of the assets, liabilities and retained earnings of Skystar, the accounting acquirer, have been carried over in the recapitalization. Upon the closing of this transaction, we became a Chinese bio-pharmaceutical company that develops, manufactures and markets a wide range of bio-pharmaceutical and veterinary products.

Since incorporation, Skystar has not conducted any substantive operations of its own and conducts its primary business operations through its variable interest entity (“VIE”), Xian Tianxing Bio-Pharmaceutical Co., Ltd. (“Xian Tianxing”).

Xian Tianxing was incorporated on July 3, 1997 in the “PRC” as a limited liability company without shares. On December 31, 2003, the Company restructured from a limited liability company without shares to a joint stock company limited by shares.

The paid-in capital of Xian Tianxing was funded by the majority shareholders of Skystar. PRC law currently has limits on foreign ownership of certain companies. To comply with these foreign ownership restrictions, on October 28, 2005, Skystar entered into certain exclusive agreements with Xian Tianxing and its shareholders. Xian Tianxing holds the licenses and approvals necessary to operate the bio-pharmaceutical business in China. Pursuant to these agreements, Skystar provides exclusive technology consulting and other general business operation services to Xian Tianxing in return of a consulting services fee which is equal to Xian Tianxing’s revenue. In addition, Xian Tianxing’s shareholders have pledged their equity interests in Xian Tianxing to Skystar, irrevocably granted Skystar an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Xian Tianxing and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Skystar. Through these contractual arrangements, Skystar has the ability to substantially influence Xian Tianxing’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval.

As a result of these contractual arrangements, which obligates Skystar to absorb a majority of the risk of loss from Xian Tianxing’s activities and enable Skystar to receive a majority of its expected residual returns, the Company believes Xian Tianxing is a VIE under FASB Interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”, because the equity investors in Xian Tianxing do not have the characteristics of a controlling financial interest and the Company should be considered the primary beneficiary of Xian Tianxing. Accordingly, the Company consolidates Xian Tianxing’s results, assets and liabilities in the accompanying financial statements.

YEAR ENDED DECEMBER 31, 2004 COMPARED TO THE YEAR ENDED DECEMBER 31, 2003.

REVENUES. During the year ended December 31, 2004, Xian Tianxing had revenues of $3,996,421 as compared to revenues of $1,181,746 during the year ended December 31, 2003, an increase of approximately 238%. This increase is attributable to increased sales. We believe that our sales will continue to grow because we are strengthening our sales force and more new products will be launched.

GROSS PROFIT. Cost of goods sold, which consist of direct labor, overhead and product costs, were $2,155,050 for the year ended December 31, 2004 as compared to $630,984 for the year ended December 31, 2003. Gross profit was $1,841,371 for the year ended December 31, 2004 as compared to $550,762 for the year ended December 31, 2003, representing gross margins of approximately 46% and 47%, respectively. The increase in our gross profits is attributable to increased sales. Skystar management believes that this trend will continue because sales will continue to grow while gross margin will remain at the current level.

SELLING EXPENSES. Selling expenses which consist of commission, advertising and promotion expenses, freight charges and salaries totaled $244,973 for the year ended December 31, 2004 as compared to $141,740 for the year ended December 31, 2003, an increase of approximately 73%. This increase is primarily attributable to our expanding sales team and activities which are in turn reflected in our increased sales. Skystar management believes that its selling expenses will continue to increase as sales continue to grow.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses totaled $259,997 for the year ended December 31, 2004, as compared to $225,949 for the year ended December 31, 2003, an increase of approximately 15%. This increase is primarily attributable to the expansion of our sales and operations.

RESEARCH AND DEVELOPMENT COSTS. Research and development costs which consist of salaries, professional and technical support fees, totaled $30,120 for the year ended December 31, 2004, as compared to $36,867 for the year ended December 31, 2003, a decrease of approximately 18%. The decrease is because technical and technical support fees totaling $25,301 was paid to external consultants during the year ended December 31, 2003 whereas we conducted our research and development by our internal staff only during the year ended December 31, 2004.

INVESTMENT GAIN. Investment gain of $24,096 for the year ended December 31, 2004 represented the return on the investment fund of 432,530, which we placed with an investment agent. The investment agent had full discretion to invest the fund and guaranteed a minimum return of 5%.

NET INCOME. Skystar had a net income of $1,114,804 for the year ended December 31, 2004 as compared to $103,609 for the year ended December 31, 2003. The increase in net income is attributable to increase in sales. Skystar management believes that net income will increase as Skystar introduces new products and increase sales.

SIX-MONTHS ENDED JUNE 30, 2005 COMPARED TO THE SIX-MONTHS ENDED JUNE 30, 2004.

REVENUES. During the six months ended June 30, 2005, Skystar had revenues of $2,884,387 as compared to revenues of $1,457,258 during the six months ended June 30, 2004, an increase of approximately 98%. This increase is attributable to our increase in sales, which in turn is attributable to our expanded sales force and new products introduced.

GROSS PROFIT. Cost of goods sold, which consist of direct labor, overhead and product costs, were $1,359,817 for the six months ended June 30, 2005 as compared to $774,734 for the six months ended June 30, 2004. Skystar had a Gross Profit of $1,524,570 for the six months ended June 30, 2005 as compared to a Gross Profit of $682,524 for the six months ended June 30, 2004, representing gross margins of approximately 53% and 47%. The increase in gross profits is attributable to increased sales and better margin.

SELLING EXPENSES. Selling expenses which consist of commission, advertising and promotion expenses, freight charges and salaries totaled $183,521 for the six months ended June 30, 2005 as compared to $132,818 for the six months ended June 30, 2004, an increase of approximately 38%. This increase is primarily attributable to our expanding sales team and activities, which, in turn, are reflected in our increased sales.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses totaled $235,687 for the six months ended June 30, 2005, as compared to $114,496 for the six months ended June 30, 2004, an increase of approximately 106%. This increase is primarily attributable to the expansion of our sales and operations.

RESEARCH AND DEVELOPMENT COSTS. Research and development costs which consist of salaries, professional and technical support fees, totaled $10,442 for the six months ended June 30, 2005, as compared to $6,747 for the six months ended June 30, 2004, an increase of approximately 55%. The increased research and development activities reflected the introduction of 21 new products during the six months ended June 30, 2005.

NET INCOME. We had a net income of $926,001 for the six months ended June 30, 2005 as compared to $345,101 for the six months ended June 30, 2004. The increase in net income is attributable to the increase in sales. Skystar management believes that net income will continue to increase as Skystar introduces new products and increase sales.

LIQUIDITY

For the year ended December 31, 2004, we generated cash from operating activities of $1,811,828 and we used $2,196,120 in investing activities which, among others, consist of payment of $1,361,795 as deposits for the construction of our new plant and purchases of machinery and further advances of interest bearing loans of $820,438 to other entities.

As of December 31, 2004, the Company had cash and cash equivalents of $49,606. Our total current assets were $3,585,016 and our total current liabilities were $1,251,391, which resulted in a current ratio of 2.9. We had capital expenditure commitments outstanding as of December 31, 2004 in the amount of $2,004,531 in relation to the construction of a new plant which will meet the Good Manufacturing Practices Standard and $356,627 in relation to the purchase of machinery. The new plant and machinery will enable us to consolidate our existing operations and to expand the production capacity for our bio-pharmaceutical business.

CAPITAL RESOURCES

We believe that Skystar has adequate capital resources to continue its current operations. However, for the construction of the newest facility and acquisition of new equipment for this facility, the company will require approximately $3,000,000 to $6,000,000 in the next twelve months. Of the capital raised, we estimate that $3,000,000 will be spent on the construction of the new plant, $1,000,000 will be spent on research and development of the new products, $1,000,000 will be spent on marketing our products, and the remaining $1,000,000 will be for working capital. We plan to seek additional funding through public or private equity or debt financing, strategic transactions and/or from other sources, although we expect that funding will come mainly from private placements.

PLAN OF OPERATIONS

For the next 12 months, we plan to continue to market and sell the company’s products and to develop new products.

In addition, as described more fully in the section titled “DESCRIPTION OF PROPERTY,” in 2003, the Company received approval from the State Council of China to expand its production facilities and construct a new Good Manufacturing Practice (“GMP”) standard plant. The entire expansion project will cost approximately RMB 69,410,000 (US$8,500,000). The Company’s total investment in this project includes approximately $7,000,000 for the facilities and $1,500,000 for working capital. The construction work commenced in late 2004 and will be completed by the third quarter in 2005. The new plant will occupy 47 hectares and have a total area of about 14,100 sq. meters.

PRODUCT RESEARCH AND DEVELOPMENT

As described more fully above, management believes that Xian Tianxing will be developing several products including new bio-pharmaceutical products for animal immunization, non-pathogenic micro-organisms for the cure and prevention of livestock disease, complex enzyme preparations as animal feed additives, and several new veterinary medicine products within the next 12 months.

OFF-BALANCE SHEET ARRANGEMENTS

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

INFLATION

We believe that inflation has not had a material effect on our operations to date.

RISK FACTORS

FACTORS THAT MAY AFFECT FUTURE PERFORMANCE

Before investing in our common stock you should carefully consider the following risk factors, the other information included herein and the information included in our other reports and filings.  Our business, financial condition, and the trading price of our common stock could be adversely affected by these and other risks.

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

We have a limited operating history. Xian Tianxing commenced operations in 1997 and first achieved profitability in the quarter ended 1999. Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in evolving industries such as the bio-pharmaceutical industry in China. Some of these risks and uncertainties relate to our ability to:

• maintain our position as one of the market leaders in China;

• offer new and innovative products to attract and retain a larger customer base;

• attract additional customers and increase spending per customer;

• increase awareness of our brand and continue to develop user and customer loyalty;

• respond to competitive market conditions;

• respond to changes in our regulatory environment;

• manage risks associated with intellectual property rights;

• maintain effective control of our costs and expenses;

• raise sufficient capital to sustain and expand our business;

• attract, retain and motivate qualified personnel; and

• upgrade our technology to support additional research and development of new products.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

We Must Obtain Additional Financing to Execute Our Business Plan

The revenues from the production and sale of bio-pharmaceutical products and the projected revenues from these products are not adequate to support our expansion and product development programs.  We will need substantial additional funds to build our new production facilities, pursue further research and development, obtain regulatory approvals; file, prosecute, defend and enforce our intellectual property rights and market our products.  We will seek additional funds through public or private equity or debt financing, strategic transactions and/or from other sources.  We could enter into collaborative arrangements for the development of particular products that would lead to our relinquishing some or all rights to the related technology or products.

There are no assurances that future funding will be available on favorable terms or at all.  If additional funding is not obtained, we will need to reduce, defer or cancel development programs, planned initiatives or overhead expenditures, to the extent necessary.  The failure to fund our capital requirements would have a material adverse effect on our business, financial condition and results of operations.

Our Success Depends On Collaborative Partners, Licensees and Other Third Parties Over Whom We Have Limited Control

Due to the complexity of the process of developing bio-pharmaceuticals, our core business depends on arrangements with bio-pharmaceutical institutes, corporate and academic collaborators, licensors, licensees and others for the research, development, clinical testing, technology rights, manufacturing, marketing and commercialization of our products. We have various research collaborations and outsource other business functions.  Our license agreements could obligate us to diligently bring potential products to market, make milestone payments and royalties that, in some instances, could be substantial, and incur the costs of filing and prosecuting patent applications.  There are no assurances that we will be able to establish or maintain collaborations that are important to our business on favorable terms, or at all.

A number of risks arise from our dependence on collaborative agreements with third parties.  Product development and commercialization efforts could be adversely affected if any collaborative partner:

• terminates or suspends its agreement with us

• causes delays

• fails to timely develop or manufacture in adequate quantities a substance needed in order to conduct clinical trials

• fails to adequately perform clinical trials

• determines not to develop, manufacture or commercialize a product to which it has rights or

• otherwise fails to meet its contractual obligations.

Our collaborative partners could pursue other technologies or develop alternative products that could compete with the products we are developing.

The Profitability of Our Products Will Depend in Part on Our Ability to Protect Proprietary Rights and Operate Without Infringing the Proprietary Rights of Others

The profitability of our products will depend in part on our ability to obtain and maintain patents and licenses and preserve trade secrets, and the period our intellectual property remains exclusive.  We must also operate without infringing the proprietary rights of third parties and without third parties circumventing our rights. The patent positions of bio-pharmaceutical and biotechnology enterprises, including ours, are uncertain and involve complex legal and factual questions for which important legal principles are largely unresolved.  For example, no consistent policy has emerged regarding the breadth of biotechnology patent claims that are granted by the U.S. Patent and Trademark Office or enforced by the U.S. federal courts.  In addition, the scope of the originally claimed subject matter in a patent application can be significantly reduced before a patent is issued.  The biotechnology patent situation outside the U.S. is even more uncertain, is currently undergoing review and revision in many countries, and may not protect our intellectual property rights to the same extent as the laws of the U.S.  Because patent applications are maintained in secrecy in some cases, we cannot be certain that we or our licensors are the first creators of inventions described in our pending patent applications or patents or the first to file patent applications for such inventions.

Other companies may independently develop similar products and design around any patented products we develop.  We cannot assure you that:

• any of our patent applications will result in the issuance of patents

• we will develop additional patentable products

• the patents we have been issued will provide us with any competitive advantages

• the patents of others will not impede our ability to do business; or

• third parties will not be able to circumvent our patents.

A number of pharmaceutical, biotechnology, research and academic companies and institutions have developed technologies, filed patent applications or received patents on technologies that may relate to our business.  If these technologies, applications or patents conflict with ours, the scope of our current or future patents could be limited or our patent applications could be denied.  Our business may be adversely affected if competitors independently develop competing technologies, especially if we do not obtain, or obtain only narrow, patent protection.  If patents that cover our activities are issued to other companies, we may not be able to obtain licenses at a reasonable cost, or at all; develop our technology; or introduce, manufacture or sell the products we have planned.

Patent litigation is becoming widespread in the biotechnology industry.  Such litigation may affect our efforts to form collaborations, to conduct research or development, to conduct clinical testing or to manufacture or market any products under development.  There are no assurances that our patents would be held valid or enforceable by a court or that a competitor’s technology or product would be found to infringe our patents in the event of patent litigation.  Our business could be materially affected by an adverse outcome to such litigation.  Similarly, we may need to participate in interference proceedings declared by the U.S. Patent and Trademark Office or equivalent international authorities to determine priority of invention.  We could incur substantial costs and devote significant management resources to defend our patent position or to seek a declaration that another company’s patents are invalid.

Much of our know-how and technology may not be patentable, though it may constitute trade secrets. There are no assurances that we will be able to meaningfully protect our trade secrets.  We cannot assure you that any of our existing confidentiality agreements with employees, consultants, advisors or collaborators will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure.  Collaborators, advisors or consultants may dispute the ownership of proprietary rights to our technology, for example by asserting that they developed the technology independently.

We May Encounter Difficulties in Manufacturing our Products

Before our products can be profitable, they must be produced in commercial quantities in a cost-effective manufacturing process that complies with regulatory requirements, including GMP, production and quality control regulations.  If we cannot arrange for or maintain commercial-scale manufacturing on acceptable terms, or if there are delays or difficulties in the manufacturing process, we may not be able to conduct clinical trials, obtain regulatory approval or meet demand for our products. Production of our products could require raw materials which are scarce or which can be obtained only from a limited number of sources.  If we are unable to obtain adequate supplies of such raw materials, the development, regulatory approval and marketing of our products could be delayed.

We Could Need More Clinical Trials or Take More Time to Complete Our Clinical Trials Than We Have Planned

Clinical trials vary in design by factors including dosage, end points, length, and controls.  We may need to conduct a series of trials to demonstrate the safety and efficacy of our products.  The results of these trials may not demonstrate safety or efficacy sufficiently for regulatory authorities to approve our products. Further, the actual schedules for our clinical trials could vary dramatically from the forecasted schedules due to factors including changes in trial design, conflicts with the schedules of participating clinicians and clinical institutions, and changes affecting product supplies for clinical trials.

We rely on collaborators, including academic institutions, governmental agencies and clinical research organizations, to conduct, supervise, monitor and design some or all aspects of clinical trials involving our products.  Since these trials depend on governmental participation and funding, we have less control over their timing and design than trials we sponsor.  Delays in or failure to commence or complete any planned clinical trials could delay the ultimate timelines for our product releases.  Such delays could reduce investors’ confidence in our ability to develop products, likely causing our share price to decrease.

We May Not Be Able to Obtain the Regulatory Approvals or Clearances That Are Necessary to Commercialize Our Products

The PRC and other countries impose significant statutory and regulatory obligations upon the manufacture and sale of bio-pharmaceutical products.  Each regulatory authority typically has a lengthy approval process in which it examines pre-clinical and clinical data and the facilities in which the product is manufactured.  Regulatory submissions must meet complex criteria to demonstrate the safety and efficacy of the ultimate products.  Addressing these criteria requires considerable data collection, verification and analysis.  We may spend time and money preparing regulatory submissions or applications without assurances as to whether they will be approved on a timely basis or at all.

Our product candidates, some of which are currently in the early stages of development, will require significant additional development and pre-clinical and clinical testing prior to their commercialization. These steps and the process of obtaining required approvals and clearances can be costly and time-consuming.  If our potential products are not successfully developed, cannot be proven to be safe and effective through clinical trials, or do not receive applicable regulatory approvals and clearances, or if there are delays in the process:

•	the commercialization of our products could be adversely affected;

•	any competitive advantages of the products could be diminished; and

•	revenues or collaborative milestones from the products could be reduced or delayed.

Governmental and regulatory authorities may approve a product candidate for fewer indications or narrower circumstances than requested or may condition approval on the performance of post-marketing studies for a product candidate.  Even if a product receives regulatory approval and clearance, it may later exhibit adverse side effects that limit or prevent its widespread use or that force us to withdraw the product from the market.

Any marketed product and its manufacturer will continue to be subject to strict regulation after approval.  Results of post-marketing programs may limit or expand the further marketing of products.  Unforeseen problems with an approved product or any violation of regulations could result in restrictions on the product, including its withdrawal from the market and possible civil actions.

In manufacturing our products we will be required to comply with applicable good manufacturing practices regulations, which include requirements relating to quality control and quality assurance, as well as the maintenance of records and documentation.  We cannot comply with regulatory requirements, including applicable good manufacturing practice requirements, we may not be allowed to develop or market the product candidates.  If we or our manufacturers fail to comply with applicable regulatory requirements at any stage during the regulatory process, we may be subject to sanctions, including fines, product recalls or seizures, injunctions, refusal of regulatory agencies to review pending market approval applications or supplements to approve applications, total or partial suspension of production, civil penalties, withdrawals of previously approved marketing applications and criminal prosecution.

Competitors May Develop and Market Bio-pharmaceutical Products That Are Less Expensive, More Effective or Safer, Making Our Products Obsolete or Uncompetitive

Some of our competitors and potential competitors have greater product development capabilities and financial, scientific, marketing and human resources than we do.  Technological competition from biopharmaceutical companies and biotechnology companies is intense and is expected to increase.  Other companies have developed technologies that could be the basis for competitive products.  Some of these products have an entirely different approach or means of accomplishing the desired curative effect than products we are developing.  Alternative products may be developed that are more effective, work faster and are less costly than our products.  Competitors may succeed in developing products earlier than us, obtaining approvals and clearances for such products more rapidly than us, or developing products that are more effective than ours.  In addition, other forms of treatment may be competitive with our products. Over time, our technology or products may become obsolete or uncompetitive.

Our Products May Not Gain Market Acceptance

Our products may not gain market acceptance in the agricultural community.  The degree of market acceptance of any product depends on a number of factors, including establishment and demonstration of clinical efficacy and safety, cost-effectiveness, clinical advantages over alternative products, and marketing and distribution support for the products.  Limited information regarding these factors is available in connection with our products or products that may compete with ours.

To directly market and distribute our bio-pharmaceutical products, we or our collaborators require a marketing and sales force with appropriate technical expertise and supporting distribution capabilities.  We may not be able to further establish sales, marketing and distribution capabilities or enter into arrangements with third parties on acceptable terms.  If we or our partners cannot successfully market and sell our products, our ability to generate revenue will be limited.

Our Operations and the Use of Our Products Could Subject Us to Damages Relating to Injuries or Accidental Contamination

Our research and development processes involve the controlled use of hazardous materials.  We are subject to federal, provincial and local laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and waste products.  The risk of accidental contamination or injury from handling and disposing of such materials cannot be completely eliminated. In the event of an accident involving hazardous materials, we could be held liable for resulting damages.  We are not insured with respect to this liability.Such liability could exceed our resources.  In the future we could incur significant costs to comply with environmental laws and regulations.

If we were successfully sued for product liability, we could face substantial liabilities that may exceed our resources.

We may be held liable if any product we develop, or any product which is made using our technologies, causes injury or is found unsuitable during product testing, manufacturing, marketing, sale or use. These risks are inherent in the development of agricultural and bio-pharmaceutical products. We currently do not have product liability insurance. We are not insured with respect to this liability. If we choose to obtain product liability insurance but cannot obtain sufficient insurance coverage at an acceptable cost or otherwise protect against potential product liability claims, the commercialization of products that we develop may be prevented or inhibited. If we are sued for any injury caused by our products, our liability could exceed our total assets.

We have limited business insurance coverage.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products. We do not have any business liability or disruption insurance coverage for our operations in China. Any business disruption, litigation or natural disaster may result in our incurring substantial costs and the diversion of our resources.

Our Success Depends On Attracting and Retaining Qualified Personnel

We depend on a core management and scientific team.  The loss of any of these individuals could prevent us from achieving our business objective of commercializing our product candidates.  Our future success will depend in large part on our continued ability to attract and retain other highly qualified scientific, technical and management personnel, as well as personnel with expertise in clinical testing and government regulation.  We face competition for personnel from other companies, universities, public and private research institutions, government entities and other organizations.  If our recruitment and retention efforts are unsuccessful, our business operations could suffer.

Risks Related to Our Corporate Structure

PRC laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain. If we are found to be in violation, we could be subject to sanctions. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with our affiliated Chinese entity, Xian Tianxing, and its shareholders. We are considered a foreign person or foreign invested enterprise under PRC law. As a result, we are subject to PRC law limitations on foreign ownership of Chinese companies. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

We may be adversely affected by complexity, uncertainties and changes in PRC regulation of bio-pharmaceutical business and companies, including limitations on our ability to own key assets.

The PRC government regulates the bio-pharmaceutical industry including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the bio-pharmaceutical industry. These laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainty. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be a violation of applicable laws and regulations. Issues, risks and uncertainties relating to PRC government regulation of the bio-pharmaceutical industry include the following:

•	we only have contractual control over Xian Tianxing. We do not own it due to the restriction of foreign investment in Chinese businesses; and

•
uncertainties relating to the regulation of the bio-pharmaceutical business in China, including evolving licensing practices, means that permits, licenses or operations at our company may be subject to challenge. This may disrupt our business, or subject us to sanctions, requirements to increase capital or other conditions or enforcement, or compromise enforceability of related contractual arrangements, or have other harmful effects on us.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, bio-pharmaceutical businesses in China, including our business.

In order to comply with PRC laws limiting foreign ownership of Chinese companies, we conduct our bio-pharmaceutical business through Xian Tianxing by means of contractual arrangements. If the PRC government determines that these contractual arrangements do not comply with applicable regulations, our business could be adversely affected.

The PRC government restricts foreign investment in bio-pharmaceutical businesses in China. Accordingly, we operate our business in China through Xian Tianxing, a  Chinese joint stock company. Xian Tianxing holds the licenses and approvals necessary to operate our website and our online advertising business in China. We have contractual arrangements with Xian Tianxing and its shareholders that allow us to substantially control Xian Tianxing. We cannot assure you, however, that we will be able to enforce these contracts.

Although we believe we comply with current PRC regulations, we cannot assure you that the PRC government would agree that these operating arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. If the PRC government determines that we do not comply with applicable law, it could revoke our business and operating licenses, require us to discontinue or restrict our operations, restrict our right to collect revenues, require us to restructure our operations, impose additional conditions or requirements with which we may not be able to comply, impose restrictions on our business operations or on our customers, or take other regulatory or enforcement actions against us that could be harmful to our business.

Our contractual arrangements with Xian Tianxing and its shareholders may not be as effective in providing control over these entities as direct ownership.

Since PRC law limits foreign equity ownership in Internet and advertising companies in China, we operate our ICP and advertising businesses through Xian Tianxing. We have no equity ownership interest in Xian Tianxing and rely on contractual arrangements to control and operate such businesses. These contractual arrangements may not be as effective in providing control over Xian Tianxing as direct ownership. For example, Xian Tianxing could fail to take actions required for our business despite its contractual obligation to do so. If Xian Tianxing fails to perform under their agreements with us, we may have to rely on legal remedies under PRC law, which may not be effective. In addition, we cannot assure you that either of Xian Tianxing’s shareholders would always act in our best interests.

The Chairman of the Board of Directors of Xian Tianxing has potential conflicts of interest with us, which may adversely affect our business.

Weibing Lu, our Chief Executive Officer, is also the Chairman of the Board of Directors of Xian Tianxing. Conflicts of interests between his duties to our company and Xian Tianxing may arise. As Mr. Lu is a director and executive officer of our company, he has a duty of loyalty and care to us under Cayman Islands law when there are any potential conflicts of interests between our company and Xian Tianxing. We cannot assure you, however, that when conflicts of interest arise, Mr. Lu will act completely in our interests or that conflicts of interests will be resolved in our favor. In addition, Mr. Lu could violate his legal duties by diverting business opportunities from us to others. If we cannot resolve any conflicts of interest between us and Mr. Lu, we would have to rely on legal proceedings, which could result in the disruption of our business.

Risks Related to Doing Business in China

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

Substantially all of our business operations are conducted in China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

If PRC law were to phase out the preferential tax benefits currently being extended to foreign invested enterprises and “new or high-technology enterprises” located in a high-tech zone, we would have to pay more taxes, which could have a material and adverse effect on our financial condition and results of operations.

Under PRC laws and regulations, a foreign invested enterprise may enjoy preferential tax benefits if it is registered in a high-tech zone and also qualifies as “new or high-technology enterprise”. As a foreign invested enterprise as well as a certified “new or high-technology enterprise” located in a high-tech zone in Beijing, Skystar is entitled to a three-year exemption from enterprise income tax beginning from its first year of operation, a 7.5% enterprise income tax rate for another three years followed by a 15% tax rate so long as it continues to qualify as a “new or high-technology enterprise.” Skystar is currently subject to a 7.5% enterprise income tax rate and will become subject to a 15% rate beginning in 2006 for so long as its status as a “new or high-technology enterprise” remains unchanged. Furthermore, Skystar may apply for a refund of the 5% business tax levied on its total revenues derived from its technology consulting services. If the PRC law were to phase out preferential tax benefits currently granted to “new or high-technology enterprises” and technology consulting services, we would be subject to the standard statutory tax rate, which currently is 33%, and we would be unable to obtain business tax refunds for our provision of technology consulting services. Loss of these preferential tax treatments could have a material and adverse effect on our financial condition and results of operations.

Xian Tianxing are subject to restrictions on making payments to us.

We are a holding company incorporated in the Cayman Islands and do not have any assets or conduct any business operations other than our investments in our affiliated entity in China, Xian Tianxing. As a result of our holding company structure, we rely entirely on payments from Xian Tianxing under our contractual arrangements. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency. See “—Government control of currency conversion may affect the value of your investment.” Furthermore, if our affiliated entity in China incurs debt on their own in the future, the instruments governing the debt may restrict their ability to make payments. If we are unable to receive all of the revenues from our operations through these contractual or dividend arrangements, we may be unable to pay dividends on our ordinary shares.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct our business primarily through our affiliated Chinese entity, Xian Tianxing. Our operations in China are governed by PRC laws and regulations. We are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to wholly foreign-owned enterprises. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws against us, our management or the experts named in the prospectus.

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, all of our senior executive officers reside within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon our senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, our PRC counsel has advised us that the PRC does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current structure, our income is primarily derived from payments from Xian Tianxing. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries and our affiliated entity to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Fluctuation in the value of RMB may have a material adverse effect on your investment.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. Our revenues and costs are mostly denominated in RMB, while a significant portion of our financial assets are denominated in U.S. dollars. We rely entirely on fees paid to us by our affiliated entity in China. Any significant fluctuation in value of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our stock in U.S. dollars. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into RMB for such purposes. An appreciation of RMB against the U.S. dollar would also result in foreign currency translation losses for financial reporting purposes when we translate our U.S. dollar denominated financial assets into RMB, as RMB is our reporting currency.

We face risks related to health epidemics and other outbreaks.

Our business could be adversely affected by the effects of SARS or another epidemic or outbreak. China reported a number of cases of SARS in April 2004. Any prolonged recurrence of SARS or other adverse public health developments in China may have a material adverse effect on our business operations. For instance, health or other government regulations adopted in response may require temporary closure of our production facilities or of our offices. Such closures would severely disrupt our business operations and adversely affect our results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of SARS or any other epidemic.

Risks Related to an Investment in Our Securities

To Date, We Have Not Paid Any Cash Dividends and No Cash Dividends Will be Paid in the Foreseeable Future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We intend to retain all earnings for the company's operations.

The Application of the "Penny Stock" Rules Could Adversely Affect the Market Price of Our Common Stock and Increase Your Transaction Costs to Sell Those Shares.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Our Common Shares are Thinly Traded and, You May be Unable to Sell at or Near Ask Prices or at All if You Need to Sell Your Shares to Raise Money or Otherwise Desire to Liquidate Your Shares.

The Company cannot predict the extent to which an active public market for its common stock will develop or be sustained. However, the Company does not rule out the possibility of applying for listing on the Nasdaq National Market or other exchanges.

Our common shares have historically been sporadically or "thinly-traded" on the “Over-the-Counter Bulletin Board”, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company with a small and thinly traded “float” and lack of current revenues that could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or "risky" investment due to our lack of revenues or profits to date and uncertainty of future market acceptance for our current and potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; adverse outcomes; the termination of our contractual agreements with Xian Tianxing; and additions or departures of our key personnel, as well as other items discussed under this "Risk Factors" section, as well as elsewhere in this Current Report. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price. However, the Company does not rule out the possibility of applying for listing on the Nasdaq National Market or other exchanges.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Volatility in Our Common Share Price May Subject Us to Securities Litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

Our corporate actions are substantially controlled by our principal shareholders and affiliated entities.

Our principal shareholders and their affiliated entities will own approximately 89.5% of our outstanding ordinary shares, representing approximately 89.5% of our voting power. These shareholders, acting individually or as a group, could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. In addition, because of the percentage of ownership and voting concentration in these principal shareholders and their affiliated entities, elections of our board of directors will generally be within the control of these shareholders and their affiliated entities. While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with these principal shareholders and their affiliated entities. As such, it would be difficult for shareholders to propose and have approved proposals not supported by management. There can be no assurances that matters voted upon by our officers and directors in their capacity as shareholders will be viewed favorably by all shareholders of the company.

The Elimination of Monetary Liability Against our Directors, Officers and Employees under Nevada law and the Existence of Indemnification Rights to our Directors, Officers and Employees may Result in Substantial Expenditures by our Company and may Discourage Lawsuits Against our Directors, Officers and Employees.

Our articles of incorporation do not contain any specific provisions that eliminate the liability of our directors for monetary damages to our company and shareholders, however we are prepared to give such indemnification to our directors and officers to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Legislative Actions, Higher Insurance Costs and Potential New Accounting Pronouncements may Impact our Future Financial Position and Results of Operations.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings that will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives following the Enron bankruptcy are likely to increase general and administrative costs and expenses. In addition, insurers are likely to increase premiums as a result of high claims rates over the past several years, which we expect will increase our premiums for insurance policies. Further, there could be changes in certain accounting rules. These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

Past Activities Of The Company And Its Affiliates May Lead To Future Liability For The Company.

Prior to our entry into the contractual arrangements with Xian Tianxing on October 28, 2005, the Company engaged in businesses unrelated to its current operations. Although the CGPN Shareholders are providing certain indemnifications against any loss, liability, claim, damage or expense arising out of or based on any breach of or inaccuracy in any of their representations and warranties made regarding such acquisition, any liabilities relating to such prior business against which Skystar is not completely indemnified may have a material adverse effect on the Company.

The market price for our stock may be volatile.

The market price for our stock may be volatile and subject to wide fluctuations in response to factors including the following:

• actual or anticipated fluctuations in our quarterly operating results;

• changes in financial estimates by securities research analysts;

• conditions in bio-pharmaceutical and agricultural markets;

• changes in the economic performance or market valuations of other bio-pharmaceutical companies;

• announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

• addition or departure of key personnel;

• fluctuations of exchange rates between RMB and the U.S. dollar;

• intellectual property litigation;

• general economic or political conditions in China.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our stock.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our shareholders.

We believe that our current cash and cash equivalents, anticipated cash flow from operations and the net proceeds from this offering will be sufficient to meet our anticipated cash needs for the near future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.
If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

We will be subject to reporting obligations under the U.S. securities laws. The Securities and Exchange Commission, or the SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. In addition, an independent registered public accounting firm must attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. Our management may conclude that our internal controls over our financial reporting are not effective. Moreover, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management’s assessment or may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

We will incur increased costs as a result of being a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, as well as new rules subsequently implemented by SEC have required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

DESCRIPTION OF PROPERTY

The Company’s headquarters is currently located in approximately 345 square meters of office space at Rm. 10601, Jiezuo Plaza, No.4, Fenghui Road South, Gaoxin District, Xian Province, PRC. This property belongs to the Xian Tianxing and is where our Xian Tianxing’s multiple business divisions are located.

Existing Production Facilities

Currently, the Xian Tianxing has four plants that are located at San Qiao, Xi’an city, Shanxi Province, PRC. The Company owns these 4 plants and has obtained a prepaid land use right to acquire a long-term interest to utilize the land underlying the property facility. In addition, Xian Tianxing entered into a tenancy agreement for the lease of factory premises for a period of ten years from October 1, 2004 to September 30, 2014. The annual rent for the factory premises is $10,361 and is also subject to a 10% increase every four subsequent years. The Company’s production facilities are described as follows:

1.
Bio-pharmaceutical plant. Constructed according to national Good Manufacturing Practice (“GMP”) standards, this plant occupies an of area of approximately 2,000 square meters and has an annual production capacity of vaccines for approximately 2 billion livestock and poultry.

2.
Veterinary medicine plant. Also constructed according to national GMP standards, this plant occupies an area of approximately 1,000 square meters and has a production capacity of approximately 2 billion bottles of liquid preparations and 300 tons of powder preparations.

3.
Microorganism plant. Occupying an area of approximately 380 square meters, this production plant is run in cooperation with experts from Japan Kato Microbiology Institute, Microbiology Institute of Shanxi Province and Northwest Agro-Forestry Sci-tech University.

4.	Feed additive plant. This production facility occupies an area of approximately 380 square meters.

We believe that the general physical condition of the plants and production facilities of the company can completely satisfy our current production needs of the company in terms of quantity and production quality.

Expansion of Production Facilities

In 2003, the Xian Tianxing received approval from the State Council of China to expand its production facilities and construct a new Good Manufacturing Practice (“GMP”) standard plant. The entire expansion project will cost approximately RMB 69,410,000 (US$8,500,000). The Company’s total investment in this project includes approximately $7,000,000 for the facilities and $1,500,000 for working capital. Xian Tianxing has been accredited as a high-tech enterprise, and the Company’s expansion project has gained full support of both Shanxi provincial government and Xian municipal government.

The construction work commenced in late 2004 and will be completed by the third quarter in 2005. The new plant will occupy 47 hectares and have a total area of about 14,100 sq. meters, comprising:

1.	a factory that will produce veterinary medicines will occupy an area of approximately 4,200 square meters;

2.	a microorganism factory for probiotic production will occupy an area of approximately 1,000 square meters;

3.	a building for quality control, research and development, and administration will occupy an area of approximately 3,400 square meters;

4.	a GMP standard bio-pharmaceutical factory with a total area of about 4,500 square meters and three production lines for active bacteria, inactivated vaccines, and coccidiosis vaccines; and

5.	an animal laboratory complying ABSL-2 requirements will occupy an area of approximately about 1,000 sq. meters.

Xian Tianxing’s administration building, as well as the first phase of the microorganism and veterinary medicine factories have already been completed. Upon completion, the microorganism and veterinary medicine factories will be submitted to PRC Ministry of Agriculture’s Veterinary Drugs GMP Inspection Committee for inspection and approval. The three remaining bio-pharmaceutical production lines are expected to be completed in March 2006 and will also be submitted to Ministry of Agriculture for GMP inspection upon completion.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT
PRIOR TO THE SHARE EXCHANGE

The following table sets forth, as of November 7, 2005, certain information regarding the ownership of the Company’s capital stock by the following persons on such date: each of the directors and executive officers, each person who is known to be a beneficial owner of more than 5% of any class of our voting stock, and all of our officers and directors as a group. Unless otherwise indicated below, to our knowledge, all persons listed below had sole voting and investing power with respect to their shares of capital stock, except to the extent authority was shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of November 7, 2005 were deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and was based on 500,000,000 shares of the Common Stock issued and outstanding on a fully diluted basis, as of November 7, 2005.

Title of Class	Name and Address Of Beneficial Owners (1)	Amount and Nature Of Beneficial Ownership	Percent Of Class
Common Stock	R. Scott Cramer, 1012 Lewis Dr. Winter Park, FL 32789	231,144,289(2)	46%
Common Stock	Steve Lowe 1012 Lewis Dr. Winter Park, FL 32789	74,798,819	15%
Common Stock	David Wassung	51,611,364	10%
	All officers and directors as a group (3 persons)	357,554,472	72%

(1)	Unless otherwise noted, the address for each of the named beneficial owners and directors and officers is Post Office Box 948264, Maitland, FL 32794-8264.

(2)	R. Scott Cramer is Chairman, Chief Executive Officer and Chief Financial Officer of The Cyber Group.

(3)	Steve Lowe is President and a Director of The Cyber Group.

(4)	David Wassung is a Director of The Cyber Group.

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT
AFTER THE SHARE EXCHANGE

The following table sets forth information as of November 7, 2005 with respect to the beneficial ownership of the outstanding shares of Company’s capital stock immediately following the Share Exchange by (i) each person known by Registrant who will beneficially own five percent (5%) or more of the outstanding shares; (ii) the officers and directors who will take office as of the effective date of the Share Exchange; and (iii) all the aforementioned officers and directors as a group.

Title of Class	Name and Address Of Beneficial Owners (1)	Amount and Nature Of Beneficial Ownership	Percent Of Class (2)
Series “B” Convertible Preferred Stock	Upform Group Limited (3)	22,627,192	47.14%
Series “B” Convertible Preferred Stock	Clever Mind International Limited (4)	20,009,679	41.69%
Series “B” Convertible Preferred Stock	Weibing Lu, Director and Chief Executive Officer (3)	22,627,192	47.14%
Series “B” Convertible Preferred Stock	Wei Wen, Director (4)	20,009,679	41.69%
Series “B” Convertible Preferred Stock	Xinya Zhang, Director (3)	22,627,192	47.14%
Common Stock	Erna Gao, Director and Chief Financial Officer	0	0%
Common Stock	R. Scott Cramer, Director (5)	231,144,289 (5)	46%
Common Stock	Steve Lowe, Director (6)	74,798,819 (6)	15%
	All officers and directors as a group (6persons) - Ownership of Series B Convertible Preferred Stock	42,636,871	88.83%
	All officers and directors as a group (6 persons) - Ownership of Common Stock	305,943,108	61%

(1)	Unless otherwise noted, the address for each of the named beneficial owners is: Rm. 10601, Jiezuo Plaza, No.4, Fenghui Road South, Gaoxin District, Xian Province, PRC.

(2)	The number of outstanding shares of common stock of Skystar is based upon 500,000,000 shares. The number of outstanding shares of Series B Convertible Preferred Stock is based upon 48,000,000 shares.

(3)
Upform Group Limited’s address is Sea Meadow House, Blackburne Highway, P.O. Box 116, Road Town, Tortola, British Virgin Islands. Weibing Lu is and Xinya Zhang are directors of the Upform Group. Weibing Lu is the majority shareholder and the Chairman of the Board of Directors of Upform Group Limited, which in turn is the record owner of 22,627,192 shares of the Company’s Series “B” Convertible Preferred Stock (“Series B Preferred Stock”). For description of the Series B Preferred Stock’s conversion and voting rights, see section titled “Description of Securities” below. Weibing Lu indirectly owns 22,627,192 through his majority ownership of Upform Group. Because Xinya Zhang is a director of Upform Group, she might be deemed to have or share investment control over Upform Group's portfolio.

(4)
Clever Mind International Limited’s (“Clever Mind”) address is: Sea Meadow House, Blackburne Highway, P.O. Box 116, Road Town, Tortola, British Virgin Islands. Wei Wen is Chairman of the Board of Directors of Clever Mind and owns approximately . Mr. Wen also owns approximately 2.3% of the issued and outstanding shares of Clever Mind. Clever Mind owns 20,009,679 shares of the Company's Series B Convertible Preferred Stock (“Series B Preferred Stock”) as a result of the Share Exchange Transaction. See Item 2.01, "Description of Business.” Because Mr. Wen is a director of Clever Mind, he might be deemed to have or share investment control over Clever Mind's portfolio.

(5)	After the Share Exchange, R. Scott Cramer remains as a Director of the Company. His address is: 1012 Lewis Dr., Winter Park, FL 32789.

(6)	After the Share Exchange, Steve Lowe also remains as a Director of the Company. His address is: 1012 Lewis Dr., Winter Park, FL 32789.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

APPOINTMENT OF NEW OFFICERS AND DIRECTORS

In connection with the Exchange Transaction, effective November 7, 2005, Mr. Cramer resigned as Chief Executive Officer and Chief Financial Officer of the Company, Mr. Lowe resigned as President of the Company, and Mr. Wassung resigned as a Director of the Company.

On November 7, 2005, The Board of Directors, appointed Weibing Lu as Chief Executive Officer and a Director, and Erna Gao as Chief Financial Officer and a Director, and Wei Wen as Secretary and a Director. The Board of Directors also appointed Wei Wen and Xinya Zhang as new Directors on the Board.

The following tables summarizes the Company's current executive officers and directors and the proposed executive officers and directors of the Company:

Name	Age	Position
Weibing Lu	42	Chief Executive Officer and Chairman of the Board
Erna Gao	48	Chief Financial Officer and Director
Xinya Zhang	56	Director
Wei Wen	39	Secretary and Director
R. Scott Cramer	42	Director
Steve Lowe	37	Director

Weibing Lu, Chief Executive Officer and Director

Mr. Weibing Lu, Chairman of the Board and Chief Executive Officer, is 42 years old. Mr. Lu received his bachelor’s degree in science from Wuhan University of Mapping Science and Technology (now known as Wuhan University) in 1985. In 1986, he was a teacher of College of Xian Geology. Mr. Lu received his Master’s degree in Business Administration in 1999 from Xian University of. Mr. Lu has vast experience in the biotechnology field and in enterprise management. In 1992, he set up the Xian Xingji Electronic Engineering Company and served as its Chairman and President until 1997. In 2002, he was awarded as the title of “Outstanding Enterpriser of Xian Feed Industry” and appointed as a director of Xian Institute of Feed Industry. In July of 1997, he set up Xian Tianxing Science and Technology Development Co., Ltd. In December of 2003, Xian Tianxing Science and Technology Development Co., Ltd. was reorganized and became Xian Tianxing Bio-pharmaceutical Co., Ltd. Since December 2003, Mr. Lu has served as Chairman of the Board and President of Xian Tianxing Bio-Pharmaceutical Co., Ltd.

Erna Gao, Chief Financial Officer and Director

Ms. Erna Gao, Chief Financial Officer, is 48 years old. Ms. Gao graduated from Xi'an TB University in Accountancy in 1986. From 1982 to 2001, she was an accountant, senior accountant and accountant manager at the Kunlun Electrical Engineering Company. From 2001 to 2004, she was chief accountant at Dongda Petroleum Company. Since March 2004, she has been the Chief Financial Officer of Xian Tianxing Bio-Pharmaceutical Co., Ltd.

Wei Wen, Director

Mr. Wei Wen, Director, is 39 years old. Mr. Wen graduated from Xian University of Science and Industry in 1986. From 1990 to 1994, Mr. Wen was the manager of Sales Department of Xian Zhongtian Science and Technology Development Co., Ltd. Then, from 1994 to 1997, Mr. Wen served as Vice General Manager & Manager of Sales Department of Xian Xingji Electronic Engineering Company. In 1997, Mr. Wen was appointed as the Vice General Manager of Xian Tianxing Science and Technology Development Co., Ltd. in 1997. After the reorganization of the company in December of 2003, Mr. Wen was appointed and continues to serve as Vice General Manager and the Secretary of the Board of Directors of Xian Tianxing Bio-Pharmaceutical Co., Inc.

Xinya Zhang, Director

Mr. Xinya Zhang, Director, is 56 years old. Mr. Zhang graduated from Northwest Agricultural University in Shanxi, China. From 1990 to 1997, he was the Factory Director and General Engineer of Xian Hua’an Livestock Group Company Feed Factory. In July of 1997, he joined Xian Tianxing Science and Technology Development Co., Ltd. and was appointed as the company’s Vice General Manager. Since the company’s reorganization in December of 2003, Mr. Zhang has served as Vice General Manager of Xian Tianxing Bio-Pharmaceutical Co., Inc.

R. Scott Cramer, Director

Mr. R. Scott Cramer, Director, is 42 years old. Mr. Cramer was previously the Chairman, Chief Executive Officer and Chief Financial Officer of The Cyber Group and remains on our Board of Directors. Mr. Cramer is currently the President of Cramer & Associates, a firm specializing in retirement management, estate planning and investments. Mr. Cramer has held this position for many years and has built a solid standing in the investment field.

Steve Lowe, Director

Mr. Steve Lowe, Director, is 37 years old. He was employed by R R Donnelley, North America's largest printer, where he held positions from entry-level to manufacturing supervision during his eighteen-year employment. During the year of 2005 Mr. Lowe accepted a Manager's position with Cadmus Professional Communications. Cadmus provides global, end-to-end, innovative publisher and packaging solutions designed to meet the unique needs of professional publishers, not-for-profit societies and corporations. Mr. Lowe is actively pursuing a degree in business management through the Penn State University.

EXECUTIVE COMPENSATION

None of our executive officers received compensation in excess of $120,000 for the fiscal years ended December 31, 2004, 2003 or 2002, respectively. The following table summarizes all compensation received by our previous Chief Executive Officer, President and Chief Financial Officer in fiscal years 2004, 2003 and 2002.

SUMMARY COMPENSATION TABLE

						LONG TERM COMPENSATION
		ANNUAL COMPENSATION				AWARDS		PAYOUTS
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARs	LTIP Payout ($)	All Other Compen-sation ($)
Scott Cramer,	2004	$60,000	(1)
Former CEO	2003	$60,000
and CFO	2002	$49,360

Steve Lowe	2004	50,000
Former President (2)	2003	N/A
	2002	N/A

Richard Serrano (3)	2004	45,000
Former	2003	50,000
President	2002	50,000

_______________

(1)	As of December 31, 2004, Mr. Cramer was the Chief Executive Officer of the Company. Mr. Cramer has not received any payment for his position and as a result his salary has been accrued as an expense.

(2)	As of October 1, 2004, Mr. Lowe was President of the Company. Mr. Lowe has not received any payment for his position and as a result his salary has been accrued as an expense.

(3)
As of October 1, 2004, Mr. Serrano resigned as the President of the Company. Mr. Serrano has not received any payment for his position and as a result of his resignation Mr. Serrano's total salary due has been negotiated to $45,000 and has been accrued as an expense.

STOCK OPTION GRANTS AND EXERCISES

For the fiscal year ended 2004, and for each prior fiscal year, the Company did not issue any options or Stock Appreciation Rights to any officers, employees or directors.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS FOR SKYSTAR

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control.

COMPENSATION OF DIRECTORS

During the most recent fiscal year, our directors were to be compensated as follows:

R. Scott Cramer was appointed to the Board on November 8, 2001 and accepted the Chief Executive Officer position on March 8, 2002. As a Chairman of the Board, Mr. Cramer was to be paid $60,000 per year in cash, stock, stock options or a combination, thereof.

Steve Lowe was appointed to the Board on January 27, 2003. As a member of the Board of Directors, Mr. Lowe was to be paid $50,000 per year in cash, stock, stock options or a combination, thereof.

David Wassung was appointed to the Board on October 1, 2004 and resigned effective as of November 7, 2005. As a member of the Board of Directors, Mr. Wassung was paid $50,000 per year in cash, stock, stock options or a combination, thereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SKYSTAR’S CONTRACTUAL ARRANGEMENTS WITH XIAN TIANXING AND ITS SHAREHOLDERS

PRC law currently limits foreign equity ownership of Chinese companies. To comply with these foreign ownership restrictions, we operate our business in China through a series of contractual arrangements with Xian Tianxing and its majority shareholders that were executed on October 28, 2005. For a description of these contractual arrangements, see “Contractual Arrangements with Xian Tianxing and Its Shareholders.”

RELATED PARTY TRANSACTIONS OF XIAN TIANXING

Set forth below are the related party transactions between Xian Tianxing’s shareholders, officers and/or directors, and Xian Tianxing, with whom Skystar has contractual arrangements which give Skystar the ability to substantially influence Xian Tianxing’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval.

(a) Related party receivables and payables

Amounts receivable from and payable to related parties are summarized as follows:

	June 30, 2005	December 31, 2004	December 31, 2003
	(Unaudited)
Amounts due to Xian Tianxing from shareholders:
Mr. Wen Wei (also a director of Xian Tianxing and is also a director of Skystar)	$13,182	$26,995	$10,814
Mr. Lu Weibing (also a director of the Xian Tianxing and the Chief Executive Officer and a director of Skystar)	292,414	597,656	44,427
Ms. Wang Aixia	60,904	71,687	11,446
Mr. Wang Chongxin	12,651	12,651	12,651
Xian Investment Company	36,145	36,144	36,144

	415,296	745,133	115,482

Amount due to a Xian Tianxing shareholder:
Ms. Wang Guanming	$24,096	$24,096	$24,096

Amount due to a related company:
Xian Tian Xing Digital Sci-Tech Co., Ltd. - a company owned by Weibing Lu (see (c) below)	$11,084	$11,084	$—

Balances with shareholders and the related company represent advances to or loans from the respective shareholders or related company, except for Mr. Weibing Lu, the receivable due from whom also includes the amount arising from the consideration for the sale of a subsidiary to him (see (c) below). These balances are interest free and unsecured and have no fixed repayment date. It is expected that the balances will be received or repaid within one year.

(b) Investment agreement with a shareholder

In September 2004, Xian Tianxing entered into an agreement with Xian Investment Company (“Xian Investment”), which is a shareholder of the Xian Tianxing and engages in investment activities, whereby the Xian Tianxing placed a fund of $240,964 with Xian Investment. Xian Investment has full discretion to invest the fund for a period of one year and guarantees that the fund will be repaid and that no loss will be incurred by the Xian Tianxing. Gain on investment of the fund will be shared between the Xian Tianxing and Xian Investment on the ratio of 60 to 40.

(c) Disposal of subsidiary to a director

On December 20, 2004, the Xian Tianxing sold its 90% equity interest in Xian Tian Xing Digital Sci-Tech Co., Ltd., a subsidiary of the Xian Tianxing, to Mr. Weibing Lu, a director of the Xian Tianxing and Chief Executive Officer and Director of Skystar, for a cash consideration of $216,867 and recognized a gain of $6,045 thereon.

OTHER RELATED PARTY TRANSACTIONS

During the years ended December 31, 2004 and 2003, the Company had loans from officers, its former Chief Executive Officer, and other related individuals. As of December 31, 2004 and 2003, the total net loans due to these related parties recorded in due to officers on the balance sheet totaled $636,994 and $574,380, respectively.

As of December 31, 2004, the former President of the Company, Richard Serrano, resigned. As a result of his resignation, the loan amount due to him of approximately $220,000 was negotiated to $45,000 and $175,214 was recorded as other income from debt forgiveness.

As of December 31, 2004 and 2003, the Company also had a loan payable to a related party totaling $52,210.

DESCRIPTION OF SECURITIES

GENERAL

Our Company’s Articles of Incorporation provide for authority to issue 500,000,000 shares of Common Stock, and 50,000,000 shares of Preferred Stock, all with par value of $0.001 per Share. As of November 7, 2005, the capitalization of The Cyber Group consists of 500,000,000 outstanding shares of Common Stock and 50,000,000 shares of Preferred Stock outstanding.

COMMON STOCK

The holders of the Common Stock are entitled to receive dividends when and as declared by the Board of Directors, out of funds legally available therefore, subject to the rights of the holders of any shares of Preferred Stock that may or have been issued by the Company. The Company has not paid cash dividends in the past and does not expect to pay any within the foreseeable future since any earnings are expected to be reinvested in the Company. In the event of liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, each outstanding share of the Common Stock is entitled to share equally in the Company's assets, subject to any preferential liquidation rights of the holders of shares of Preferred Stock which may then be outstanding. Each outstanding share of the Common Stock is entitled to equal voting rights, consisting of one vote per share.

PREFERRED STOCK

We are currently authorized to issue 50,000,000 Shares of Preferred Stock. As of November 6, 2005, 2,000,000 shares of Preferred Stock had been issued. The Board of Directors is authorized, subject to any limitation prescribed by the laws of the State of Nevada, but without further action by the Company’s shareholders, to provide for the issuance of Preferred Stock in one or more series, to establish from time to time the number of shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series without any further vote or action by shareholders. The Board of Directors may authorize and issue Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of our Company.

On October 31, 2005, the Board authorized the approval and issuance of its Series “B” Convertible Preferred Stock (“Series B Preferred”). The Certificate of Designation of the Series B Preferred stock was filed on November 2, 2005. On November 7, 2005, the Company issued 48,000,000 shares of the Series B Preferred stock as part of the Exchange Transaction. Upon the effective date of the Company’s filing of an amendment to its Articles of Incorporation increasing the number of shares of Common Stock, the Company is authorized to issue sufficient common stock to permit full conversion of all Series B Preferred shares into shares of common stock (“Conversion Event”), each share of Series B Preferred outstanding shall automatically convert. The Total Aggregate Number of Series B Preferred outstanding shall be converted upon the Conversion Event into an amount of shares of the Company’s common stock equal to 89.5% of the total outstanding shares of the Company’s common stock at the time of conversion; each holder of the Series B Preferred shall receive their share of the Company’s common stock, as converted, pro-rata, in proportion to their ownership of shares of the Series B Preferred.

The voting rights for the Series B Preferred Stock are as follows:

(a)
Except as otherwise provided herein or by law, each holder of shares of Series B Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred will be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), at each meeting of the stockholders of the Company (and for purposes of written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action or consideration, and shall be entitled notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with the bylaws of the Company, and except as provided in Section (b), shall be entitled to vote, together with holders of Common Stock as a single class, with respect to any matter upon which holders of Common Stock have the right to vote;

(b)
for so long as any shares of Series B Preferred remains outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority in interest of the outstanding Series B Preferred voting as a separate class shall be necessary for any amendment, alteration, or repeal of any provision of the Company’s Articles of Incorporation (including this Certificate of Designation) or any other corporate action that requires shareholder vote or consent, including but not limited to corporate action that alters or changes the voting powers, preferences, or other special rights or privileges, or restrictions of the Series B Preferred so as to affect them adversely; and

(c)
for so long as any shares of Series B Preferred remains outstanding, the authorized number of the Board of Directors of the Company shall consist of six (6) members and the holders of Series B Preferred, voting together as a separate class, shall be entitled to elect four (4) members of the Board of Directors (the “Preferred Stock Director-Designee”), the holders of Common Stock, voting together as a separate class, shall be entitled to elect two (2) members of the Board of Directors. In the event of a vacancy in the office of any director elected by the holders of any class, a successor shall be elected to hold office for the unexpired term of such director by the holders of shares of such separate class.

The complete terms of the conversion, voting rights and provisions regarding adjustments for dividends are contained in the Certificate of Designation, which is attached as an exhibit to this Current Report on Form 8-K and incorporated in this report in its entirety.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not listed on any stock exchange. The common stock is traded over-the-counter on the Over-the-Counter Electronic Bulletin Board under the symbol "CGPN.OB". There was no active trading market for our common stock before May 22, 2000. The following table sets forth the high and low bid information for the common stock for each quarter within the last two fiscal years, as reported by the Over-the-Counter Electronic Bulletin Board. The bid prices reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.

	LOW	HIGH
2004
Fourth Quarter	$0.0012	$0.0001
Third Quarter	$0.0037	$0.0002
Second Quarter	$0.0075	$0.0015
First Quarter	$0.0078	$0.0020

2003
Fourth Quarter	$0.0080	$0.0021
Third Quarter	$0.0120	$0.0047
Second Quarter	$0.0075	$0.0045
First Quarter	$0.0080	$0.0040

As of November 7, 2005, there were approximately 166 stockholders of record of our common stock and 11 stockholders of record of our Preferred Stock.

DIVIDENDS

We have never paid any dividends on the Common Stock or the Preferred Stock. We currently anticipate that any future earnings will be retained for the development of our business and do not anticipate paying any dividends on the Common Stock or the Preferred Stock in the foreseeable future.

TRANSFER AGENT

Our transfer agent is Pacific Stock Transfer Company and their address is 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119. Their telephone number is (702) 361-3033.

EQUITY COMPENSATION PLAN INFORMATION

We currently do not have any equity compensation plans.

LEGAL PROCEEDINGS

From time to time, we may be involved in litigation or other business disputes including patent infringement, defamation and unfair competition. The Company’s management is not aware of any material legal proceedings pending against the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

There have been no changes in or disagreements with the Company’s independent auditors. The Company engaged its independent auditors, Weinberg & Co. on August 30, 2002.

RECENT SALES OF UNREGISTERED SECURITIES

Pursuant to the Share Exchange Agreement entered by and among shareholders of Skystar Bio-Pharmaceutical (Cayman) Holdings Co., Ltd., a Cayman Island Company (“Skystar”) Upform Group Limited, a British Virgin Islands company, Clever Mind International Limited, a British Virgin Islands company, Yuantai Wang, Xuejian Yuan, and Sidong Zhu, holders of 100% of common stock of Skystar’s common stock (the “Skystar Shareholders”), on the one hand, and R. Scott Cramer, Steve Lowe, David Wassung (all hereinafter collectively referred to as the “CGPN Shareholders”), and the Company on the other hand, the Company issued shares of the Company’s Series B Preferred Stock (the “CGPN Shares”) to the Skystar Shareholders in exchange for 100% of the common stock of Skystar. The CGPN Shares issued are convertible, in the aggregate, into a number of shares of the Registrant’s common stock that would equal 89.5% of the outstanding shares of the Registrant’s common stock, if the shares were to be converted on the Closing Date.

The issuance of the CGPN Shares to the Skystar Shareholders pursuant to the Exchange Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and/or Regulation S thereof. We made this determination based on the representations of the Skystar Shareholders which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

No officer or Director of the Company shall be liable to the Company or its shareholders for the damages for the breach of a fiduciary duty as a Director or officer other than: (a) acts or omissions which involve intentional misconduct, fraud or a known violation of the law; or (b) the payment of dividends in violation of NRS 78.300.

The Company may purchase or maintain insurance or make other financial arrangements on behalf of any person who is or was a Director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise asserted against him in his capacity as Director, officer, employee or agent, or arising of his status as such, whether or not the Company has the authority to indemnify him against such liability or expense.

The Company shall indemnify all of its officers and Directors, past, present, and future against any and all expenses incurred by them, and each of them, including but not limited to, legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action or administrative proceeding brought against them for any act or omission alleged to have been committed while acting within the scope of their duties as officers or Directors of the Company. The expenses of officers and Directors incurred and in advance of final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the officer or Director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by the Company. Such right of indemnification shall not be exclusive of any other rights of indemnification, which the officers and Directors may have or hereafter acquire. Without limitation of the foregoing, the Board of Directors may adopt by-laws from time to time to provide the fullest indemnification permitted by the laws of the State of Nevada.

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Share Exchange Agreement entered by and among shareholders of Skystar Bio-Pharmaceutical (Cayman) Holdings Co., Ltd., a Cayman Island Company (“Skystar”) Upform Group Limited, a British Virgin Islands company, Clever Mind International Limited, a British Virgin Islands company, Yuantai Wang, Xuejian Yuan, and Sidong Zhu, holders of 100% of common stock of Skystar’s common stock (the “Skystar Shareholders”), on the one hand, and R. Scott Cramer, Steve Lowe, David Wassung (all hereinafter collectively referred to as the “CGPN Shareholders”), and the Company on the other hand, the Company issued shares of the Company’s Series B Preferred Stock (the “CGPN Shares”) to the Skystar Shareholders in exchange for 100% of the common stock of Skystar. The CGPN Shares issued are convertible, in the aggregate, into a number of shares of the Registrant’s common stock that would equal 89.5% of the outstanding shares of the Registrant’s common stock, if the shares were to be converted on the Closing Date. The issuance of the CGPN Shares to the Skystar Shareholders pursuant to the Exchange Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and/or Regulation S thereof. We made this determination based on the representations of the Skystar Shareholders which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.01 CHANGES IN CONTROL OF REGISTRANT

On September 20, 2005, The Cyber Group Network Corporation (the “Registrant” or “CGPN”) executed a Share Exchange Agreement (“Exchange Agreement”) by and among Upform Group Limited, a British Virgin Islands company, Clever Mind International Limited, a British Virgin Islands company, Yuantai Wang, Xuejian Yuan, and Sidong Zhu (the “Skystar Shareholders), who own 100% of the common stock of Skystar Bio-Pharmaceutical (Cayman) Holdings Co., Ltd., a Cayman Island Company (“Skystar”), on the one hand, and R. Scott Cramer, Steve Lowe, David Wassung (all hereinafter collectively referred to as the “CGPN Shareholders”), and the Company on the other hand. The closing of this transaction (the “Closing”) occurred on November 7, 2005 (the “Closing Date”). Under the terms of the Exchange Agreement, on the Closing Date, the Company issued shares of the Registrant’s Series B Convertible Preferred Stock (the “Series B Preferred”) to the Skystar Shareholders in exchange for 100% of the common stock of Skystar. The Series B Preferred shares issued are convertible, in the aggregate, into a number of shares of the Registrant’s common stock that would equal 89.5% of the outstanding shares of the Registrant’s common stock, if the shares were to be converted on the Closing Date. In addition, on the Closing Date, Skystar paid the Company $120,000, which will be used to pay Company’s liabilities.

As a result of this transaction, the Skystar Shareholders acquired control of the Company because the CGPN Shares entitle the Skystar Shareholders to voting rights with respect to any and all matters presented to Stockholders of the Company for their action or consideration that is equal to the number of shares of the Company’s outstanding shares of common stock in which such shares are convertible. The Series B Preferred Shares acquired by the Skystar Shareholders are convertible to 89.5% of the outstanding shares of the Company’s common stock. Each share of the Company’s outstanding common stock entitles them to one vote. Thus the Skystar Shareholders hold 89.5% or the majority number of voting shares of the Company. As a result of this change in change in control, R. Scott Cramer agreed to resign as the Company’s Chief Executive Officer and Chief Financial Officer. In addition, Steve Lowe agreed to resign as the Company’s President and David Wassung agreed to resign as member of the Company’s Board of Directors. Further, on the Closing Date, R. Scott Cramer and Steve Lowe, the Company’s remaining members of the Board of Directors (the “Board”), agreed to appoint Weibing Lu (Chairman of Upform Group Limited) as the Company’s new Chief Executive Officer, and Erna Gao as the Company’s new Chief Financial Officer. In addition, the Board also appointed Weibing Lu, Wei Wen, Xinya Zhang and Erna Gao as Directors.

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a) Resignation Of Director

Effective November 7, 2005, David Wassung (“Mr. Wassung”) resigned as a member of the board of directors of the Registrant. There were no disagreements between Mr. Wassung and any officer or director of the Registrant. The Registrant provided a copy of the disclosures it is making in response to this Item 5.02 to Mr. Wassung and informed him that he may furnish the Registrant as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the Registrant requests that he provide the respects in which he does not agree with the disclosures. The Registrant will file any letter received by the Registrant from Mr. Wassung as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt by the Registrant.

(b) Resignation Of Officers

Effective November 7, 2005, Mr. R. Scott Cramer resigned as the Chief Executive Officer and Chief Financial Officer of the Registrant.

Effective November 7, 2005, Mr. Steve Lowe resigned as President of the Registrant.

(c) Appointment Of Directors

Effective November 7, 2005, Mr. Weibing Lu, Ms. Erna Gao, Mr. Wei Wen, and Mr. Xinya Zhang were appointed as a members of the Registrant’s Board of Directors.

Descriptions of the newly appointed directors and officers can be found in Item 2.01 above, in the section titled “DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.”

(d) Appointment Of Chief Executive Officer and Chief Financial Officer

Effective November 7, 2005, Mr. Weibing Lu was appointed as Chief Executive Officer of the Registrant.

Effective November 7, 2005, Ms. Erna Gao was appointed as the Chief Financial Officer of the Registrant.

Ms. Gao and Mr. Lu have no family relationships with any of the Company’s other executive officers or directors. No transactions occurred in the last two years to which the Company was a party in which Ms. Gao had or is to have a direct or indirect material interest. Related party transactions involving Mr. Lu are described in Item 2.01 above.

Item 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

In connection with the Share Exchange Agreement and as more fully described above Item 2.01, in the section titled “Description of Securities”, on November 2, 2005, the Company filed a Certificate of Designation establishing its Series B Convertible Preferred Stock (“Series B Preferred”) and setting forth the rights, designation, number, powers, preferences, limitations, restrictions, and relative rights and other matters relating to such shares of Series B Preferred.

The complete terms of our Series B Preferred stock, including conversion rights, voting rights, provisions regarding adjustments for dividends are described in the Certificate of Designation, which is attached as an exhibit to this Current Report on Form 8-K and incorporated in this report in its entirety.

Item 5.06 CHANGE IN SHELL COMPANY STATUS

On September 20, 2005, The Cyber Group Network Corporation (the “Registrant” or “CGPN”) executed a Share Exchange Agreement (“Exchange Agreement”) by and among Upform Group Limited, a British Virgin Islands company, Clever Mind International Limited, a British Virgin Islands company, Yuantai Wang, Xuejian Yuan, and Sidong Zhu (the “Skystar Shareholders), who own 100% of the common stock of Skystar Bio-Pharmaceutical (Cayman) Holdings Co., Ltd., a Cayman Island Company (“Skystar”), on the one hand, and R. Scott Cramer, Steve Lowe, David Wassung (all hereinafter collectively referred to as the “CGPN Shareholders”), and the Company on the other hand. Under the terms of the Exchange Agreement, on the Closing Date, the Company will issue shares of the Registrant’s Series B Preferred Stock (the “CGPN Shares”) to the Skystar Shareholders in exchange for 100% of the common stock of Skystar. The CGPN Shares issued are convertible, in the aggregate, into a number of shares of the Registrant’s common stock that would equal 89.5% of the outstanding shares of the Registrant’s common stock, if the shares were to be converted on the Closing Date. In addition, on the Closing Date, Skystar will pay the Company $120,000, to be used to pay Company’s liabilities. The closing of this transaction (the “Closing”) occurred on November 7, 2005.

Prior to the transaction, the Registrant was a development stage computer security company that developed and marketed its computer security hardware and software devices. The Registrant was in the process of developing two products, computer security software and a computer hardware device for tracking missing or stolen computers. However, in the past two years, both the development of the hardware product and the sales of the software product generated minimal revenue for the Registrant. From and after the Closing Date, the Registrant’s primary operations will now consist of the operations of Skystar.

Item 9.01    FINANCIAL STATEMENT AND EXHIBITS.

(a)  Financial Statements Of Businesses Acquired

The financial statements of Skystar for the six months ended June 30, 2005 and 2004 (unaudited) and for the years ended December 31, 2004 and December 31, 2003 are incorporated herein by reference to Exhibits 99.9 and 99.10 to this Current Report.

(b)  Pro Forma Financial Statements

Our unaudited pro forma combined financial statements as of and for the six months ended June 30, 2005, and pro forma combined statement of operations (unaudited) for the year ended December 31, 2004 are incorporated herein by reference to Exhibit 99.11 to this Current Report.

Our unaudited pro forma combined balance sheet as of June 30, 2005 and our unaudited pro forma combined statement of operations for the six months ended June 30, 2005 and the year ended December 31, 2004 are incorporated herein by reference to Exhibit 99.11 to this Current Report, and are based on the historical financial statements of us and Skystar after giving effect to the Exchange Transaction. In accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS 141), and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, Skystar is considered the accounting acquiror. The Exchange Transaction was completed on November 7, 2005. Because Skystar's owners as a group retained or received the larger portion of the voting rights in the combined entity and Skystar's senior management represents a majority of the senior management of the combined entity, Skystar was considered the acquiror for accounting purposes and will account for the Exchange Transaction as a reverse acquisition. The acquisition will be accounted for as the recapitalization of Skystar since, at the time of the acquisition, the development of our hardware product and the sales of our software product generated minimal revenues. Our fiscal year will end on December 31.

The unaudited pro forma combined balance sheet as of June 30, 2005 is presented to give effect to the Exchange Transaction as if it occurred on January 1, 2005 and combines the historical balance sheet of Skystar at June 30, 2005 and the historical balance sheet of The Cyber Group Network Corporation at June 30, 2005. The unaudited pro forma combined statement of operations of Skystar and The Cyber Group Network Corporation for the six months ended June 30, 2005 and year ended December 31, 2004 are presented as if the combination had taken place on January 1, 2005.

Reclassifications have been made to The Cyber Group's historical financial statements to conform to Skystar's historical financial statement presentation.

The unaudited pro forma combined condensed financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and accompanying notes of Skystar’s and The Cyber Group Network Corporation. The unaudited pro forma combined condensed financial statements are not intended to represent or be indicative of our consolidated results of operations or financial condition that would have been reported had the Exchange Transaction been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the Registrant.

(c) INDEX TO EXHIBITS.

Exhibit Number	Description
2.1	Share Purchase Agreement by and between The Cyber Group Network, Inc. and Howard L. Allen and Donald G. Jackson (shareholders of Hollywood Entertainment Network, Inc.) dated May 12, 2000 (1)
2.2	Plan of Merger Agreement between The Cyber Group Network Corp. and CGN Acquisitions Corporation dated December 7, 2000 (2)
2.3
Share Exchange Agreement between They Cyber Group Network Corporation, R. Scott Cramer, Steve Lowe, David Wassung and Skystar Bio-Pharmaceutical, and the Skystar Shareholders dated September 20, 2005 (3)

2.4	Second Amendment to Share Exchange Agreement dated October 14, 2005 (4)
2.5	Third Amendment to Share Exchange Agreement dated November 6, 2005
3.1	Charter of The Cyber Group Network Corporation as filed with the State of Nevada
3.2	Company Bylaws (5)
4.1	Certificate of Designation of Series B Convertible Preferred Stock of The Cyber Group Network Corporation
99.1	Consulting Services Agreement between Skystar Bio-Pharmaceutical (Cayman) Holdings, Co., Ltd., Xian Tianxing Bio-Pharmaceutical Co., Ltd. dated October 28, 2005
99.2
Equity Pledge Agreement between Skystar Bio-Pharmaceutical (Cayman) Holdings, Co., Ltd. and Xian Tianxing Bio-Pharmaceutical Co., Ltd. (“Xian Tianxing”) and Xian Tianxing’s Majority Shareholders dated October 28, 2005

99.3
Operating Agreement between Skystar Bio-Pharmaceutical (Cayman) Holdings, Co., Ltd., and Xian Tianxing Bio-Pharmaceutical Co. (“Xian Tianxing”), Xian Tianxing’s Majority Shareholders, Ltd. and Weibing Lu dated October 28, 2005

99.4
Proxy Agreement between Skystar Bio-Pharmaceutical (Cayman) Holdings, Co., Ltd. and Xian Tianxing Bio-Pharmaceutical Co. (“Xian Tianxing”), Xian Tianxing’s Majority Shareholders and Weibing Lu dated October 28, 2005

99.5
Option Agreement between Skystar Bio-Pharmaceutical (Cayman) Holdings, Co., Ltd. and Xian Tianxing Bio-Pharmaceutical Co., Ltd. (“Xian Tianxing”), Xian Tianxing Majority Shareholders and Weibing Lu dated October 28, 2005

99.6	Director’s Letter of Resignation by Mr. David Wassung to the Board of Directors of The Cyber Group Network Corporation
99.7	Officer’s Letter of Resignation by Mr. Scott Cramer to the Board of Directors of The Cyber Group Network Corporation
99.8	Officer’s Letter of Resignation by Mr. Steve Lowe to the Board of Directors of The Cyber Group Network Corporation
99.9	Consolidated Financial statements of Skystar Bio-Pharmaceutical (Cayman) Holdings, Co., Ltd. for the years ended December 31, 2004 and December 31, 2003.
99.10	Consolidated Financial statements of Skystar Bio-Pharmaceutical (Cayman) Holdings, Co., Ltd. for the six months ended June 30, 2005 and 2004 (unaudited).
99.11
Unaudited pro forma condensed financial statements of The Cyber Group Network Corporation, as of and for the six months ended June 30, 2005 and unaudited pro forma Statement of Operations for the six months ended June 30, 2005.

(1)	Incorporated by reference from the Registrant’s Current Report on Form 8-K/A filed on June 1, 2000.
(2)	Incorporated by reference from the Registrant’s Current Report on Form 8-K/A filed on January 12, 2001.
(3)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on September 26, 2005.
(4)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on October 20, 2005.
(5)	Incorporated by reference from the Registrant’s Registration Statement on Form 10-SB filed on November 16, 1999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2005	The Cyber Group Network Corporation

	By:	/s/ Weibing Lu
Weibing Lu
Chief Executive Officer